Exhibit 10.1

HELMERICH & PAYNE, INC.

Schedule of Compensation for Non-Employee Directors
(Effective July 1, 2004)

Cash Compensation

Quarterly Retainer	$7,500.00
Committee Chair Quarterly Retainer
Audit Committee	$2,500.00
Human Resources Committee	$1,250.00
Nominating and Corporate Governance Committee	$1,250.00
Committee Member Quarterly Retainer
Audit Committee	$1,250.00

Stock Options

     Each Director receives an annual option to purchase shares of common stock of the Company which have a value of $30,000 on the date of grant.